EXHIBIT 24.1

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                         Title                                     Date

        *                                  Chairman of the Board                                        June 7, 2001
Essam Khashoggi

/s/ Simon K. Hodson                        Vice Chairman of the Board and                               June 7, 2001
Simon K. Hodson                            Chief Executive Officer
                                           (Principal Executive Officer)

        *                                  Chief Financial Officer and Secretary                        June 7, 2001
D. Scott Houston                           (Principal Financial and Accounting Officer)

        *                                  Director                                                     June 7, 2001
John Daoud

        *                                  Director                                                     June 7, 2001
Layla Khashoggi

        *                                  Director                                                     June 7, 2001
Howard J. Marsh

        *                                  Director                                                     June 7, 2001
Michael S. Noling

        *                                  Director                                                     June 7, 2001
Lynn Scarlett

 By /s/ SIMON K. HODSON                    Attorney-in-Fact
Simon K. Hodson